Exhibit 10.3

SUBORDINATION AGREEMENT
DATED AS OF DECEMBER 31, 2004

        WHEREAS, THE WET SEAL, INC., (the “Lead Borrower”), THE WET SEAL RETAIL, INC., (“Wet Seal Retail”), WET SEAL CATALOG, INC. (“Wet Seal Catalog”), WET SEAL GC, INC., (the “Facility Guarantor” and collectively, with the Lead Borrower, Wet Seal Retail and Wet Seal Catalog, the “Merchant”)), and FLEET RETAIL GROUP, INC., as administrative agent and collateral agent for all of the first lien lenders (the “First Lien Agent”), and the other first lien lenders party thereto have entered into an Amended and Restated Credit Agreement, dated as of September 22, 2004 (as amended from time to time, the “Loan Agreement”).

        WHEREAS, the Merchant, S.A.C. CAPITAL ASSOCIATES, LLC, as administrative agent and collateral agent for all second lien lenders (the “Second Lien Agent”) and the other second lien lenders party thereto have entered into that certain Credit Agreement, dated as of November 9, 2004 (as amended from time to time, the “Second Lien Loan Agreement”).

        WHEREAS, the Merchant and Hilco Merchant Resources, LLC (the “Agent”) are parties to that certain Agency Agreement, dated as of December 31, 2004 (substantially in the form attached hereto as Exhibit A, the “Agency Agreement”).

        WHEREAS, the Merchant and the Agent are parties to that certain Security Agreement, dated as of December 31, 2004 (substantially in the form attached hereto as Exhibit B, the “Security Agreement”), pursuant to which the Merchant granted the Agent a security interest in the Merchandise and Proceeds relating to the Merchant’s retail store locations identified on Exhibit 1A attached hereto (collectively, the “Collateral”).

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto agree as follows:

    1.        Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agency Agreement. The following terms shall have the following meanings:

“Intervening Secured Claims”. Any secured claims to the extent secured by valid and non avoidable liens, pledges, encumbrances, charges or security interests against the Collateral which are junior to either of the Senior Liens (as defined below) existing as of the date hereof and which have priority over the liens granted the Agent and which are not disclosed on Schedule 3.3 to the Security Agreement.

“Priming Secured Claims”. Any secured claims of holders of Permitted Encumbrances (as defined in the Loan Agreement and the Second Lien Loan Agreement) which are secured by liens senior in priority to both Senior Liens (as defined below).

“Priority Secured Claims”. Priming Secured Claims and Intervening Secured Claims.

“Senior Lenders”. Those lenders party to the Loan Agreement and those lenders party to the Second Lien Loan Agreement.

“Senior Lien Agents”. The First Lien Agent and the Second Lien Agent.

    2.        Notwithstanding the time, date, manner or order of grant, attachment or perfection thereof, the First Lien Agent and the Second Lien Agent hereby subordinate their prior liens in the Collateral (the “Senior Liens”) to the lien granted by the Merchant to the Agent in the Collateral pursuant to the Security Agreement and Section 16.12 of the Agency Agreement (the “Agent’s Lien”), except that the Agent’s Lien in the Collateral shall be junior to the Senior Liens in the Collateral to the extent of the unpaid amount of the Guaranteed Amount, reimbursement of Expenses paid by the Merchant and the Recovery Amount, if any (collectively, the “Remaining Agent Payments”).

    3.        In the event that either of the First Lien Agent, the Second Lien Agent or the Agent exercises any of their respective rights under their respective security agreements with the Merchant, the proceeds from any secured party sales relating to the Collateral (the “Liquidation Proceeds”) shall be payable as follows: (a) first to the First Lien Agent and the Second Lien Agent (in accordance with the provision of the Senior Intercreditor Agreement (as defined below)), solely to the extent of any remaining balance of the Guaranteed Amount and reimbursement of Expenses paid by the Merchant, (b) second to the Agent in the amount of the Agent’s Fee, if any, (c) third, to the First Lien Agent and the Second Lien Agent (in accordance with the provision of the Senior Intercreditor Agreement), in the amount of the Recovery Amount, if any and (d), fourth, any remainder Liquidation Proceeds, to the Agent. At such time and solely to the extent that there are no unpaid amounts due from the Merchant on account of the Loan Agreement and the Second Lien Loan Agreement, as and where applicable, then payments required to be made to the First Lien Agent and the Second Lien Agent as set forth above shall be made instead to the Merchant. The First Lien Agent and the Second Lien Agent shall not be entitled to any lien in and to the Liquidation Proceeds or apply same to any other amounts due and owing directly or indirectly by the Merchant on account of the Loan Agreement or the Second Lien Loan Agreement after payment of the Remaining Agent Payments.

    4.        The agreements of the First Lien Agent and the Second Lien Agent contained herein are subject to (i) the payment of the Initial Guaranty Payment to the Merchant’s account with the First Lien Agent, Bank of America A/C #939-285-4427 ABA #011-000-138 Ref: Wet Seal Collateral A/C (the “First Lien Agent Account”), (b) the First Lien Agent’s receipt of the Agent Letter of Credit and (c) the Agent’s agreement to pay to the First Lien Agent Account the Remaining Agent Payments.

    5.        (a) To the extent that the Initial Guaranty Payment exceeds the actual Guaranteed Amount due under the Agency Agreement, and to the extent that the First Lien Agent and/or the Second Lien Agent receive any portion of the Initial Guaranty Payment, upon receipt of evidence of such over payment the First Lien Agent and the Second Lien Agent, as the case may be, shall pay such excess amounts to the Agent.

               (b) In the event the Merchant fails to satisfy and discharge in full any Priority Secured Claim or fails to establish an escrow, in each case, in accordance with Section 8.6 of the Agency Agreement, the Agent may offset against the Remaining Agent Payments (without duplication of amounts paid or escrowed by the Merchant in accordance with Section 8.6 of the Agency Agreement on account of Priority Secured Claims) amounts required to satisfy and discharge such Priority Secured Claims in full. If the Priming Secured Claims exceed the Remaining Agent Payments (the amount of such excess, the “Priming Claim Shortfall Amount”), and if and only if the First Lien Agent and the Second Lien Agent would be liable under applicable law to the holder of such Priming Secured Claim for any deficiency on account of such Priming Secured Claim, the First Lien Agent and the Second Lien Agent, as applicable, shall pay to the Agent, the Priming Claim Shortfall Amount, up to an amount not to exceed the portion of the Guaranteed Amount received by the First Lien Agent and/or the Second Lien Agent, as applicable, so long as the First Lien Agent and Second Lien Agent have received evidence of the amount, extent and validity of the Priming Secured Claims. Nothing herein shall be implied as an agreement or consent by the First Lien Agent or the Second Lien Agent for reimbursements in connection with any Intervening Secured Claims.

    6.        Subject to the conditions contained herein, each of the First Lien Agent and the Second Lien Agent consent to the Merchant entering into the Agency Agreement and the Security Agreement and waive any requirements that the Guaranteed Amount and the Remaining Agent Payments be applied to permanently reduce the loans outstanding under the Loan Agreement and Second Loan Agreement or require the establishment of reserves against the borrowing base as required by the terms of the Intercreditor and Lien Subordination Agreement dated November 9, 2004 among the First Lien Agent, the Second Lien Agent and the Merchant (the “Senior Intercreditor Agreement”). In addition, (a) the First Lien Agent hereby consents to any actions taken by the Second Lien Agent pursuant to and expressly contemplated by this Agreement which contravene the Senior Intercreditor Agreement and (b) the Second Lien Agent hereby consents to any actions taken by the First Lien Agent pursuant to and expressly contemplated by this Agreement which contravene the Senior Intercreditor Agreement.

    7.        The Agent acknowledges and agrees that, except to the extent expressly provided in Paragraph 1 hereof, the First Lien Agent and the Second Lien Agent have a prior lien on assets of the Merchant. The Merchant hereby agrees that it has not and will not grant to the Agent, and the Agent hereby agrees that it has not and will not take or receive, a security interest in any assets of the Merchant other than the Collateral.

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THE AGENT:
HILCO MERCHANT RESOURCES, LLC
By: /s/ Eric W. Kaup
Name: Eric W. Kaup
Title: Asst. Gen. Counsel, Member

THE FIRST LIEN AGENT:
FLEET RETAIL GROUP, INC., as First Lien Agent
By: /s/ James R. Dore
Name: James R. Dore
Title: Managing Director

THE SECOND LIEN AGENT:
S.A.C. CAPITAL ASSOCIATES, LLC, as Second Lien Agent
By S.A.C. CAPITAL ADVISORS, LLC,
By: /s/ Peter Nussbaum
Name: Peter Nussbaum
Title: General Counsel

MERCHANT:
THE WET SEAL, INC.
By: /s/ Douglas C. Felderman
Name: Douglas C. Felderman
Title: EVP, CFO
THE WET SEAL RETAIL, INC.
By: /s/ Douglas C. Felderman
Name: Douglas C. Felderman
Title: Secretary
WET SEAL CATALOG, INC.
By: /s/ Douglas C. Felderman
Name: Douglas C. Felderman
Title: Secretary
WET SEAL GC, INC.
By: /s/ Douglas C. Felderman
Name: Douglas C. Felderman
Title: Secretary